EXHIBIT 99.2

Unaudited Financial Statements

Autoweb, Inc.

Nine-Month Period Ending
September 30, 2015

Contents
Page

Unaudited Balance Sheet	1

Unaudited Statement of Operations	2

Unaudited Statement of Stockholders’ Equity	3

Unaudited Statement of Cash Flows	4

Unaudited Notes to Financial Statements	5-12

-i-

Unaudited Balance Sheet

	September 30,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$2,267,367	$291,387
Accounts receivable	1,002,103	189,494
Due from related party	266,391	177,939
Prepaid expenses	3,876	-
Total current assets	3,539,737	658,820

Furniture, fixtures, software, and equipment, net	1,613,060	589,359
Intangible assets, net	1,363,802	1,818,402
Advances made to related party	150,000	150,000
Other assets	63,235	16,540
Total assets	$6,729,834	$3,233,121

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$77,570	$138,104
Due to related party	436,793	716,622
Accrued expenses	30,612	55,230
Total current liabilities	544,975	909,956

Deferred tax liability	-	171,393
Total liabilities	544,975	1,081,349

Stockholders' equity
Series A Preferred stock, 13,000 shares authorized, 8,000 shares issued and outstanding	4,000,000	4,000,000
Series B Preferred stock, 8,000 shares authorized, 7,798 shares issued and outstanding	6,380,382	-
Common stock, par value $0.01 per share - 80,000 shares authorized; 42,000 shares issued and outstanding	100	100
Additional paid in capital	31	-
Accumulated deficit	(4,195,654)	(1,848,328)
Total stockholders' equity	6,184,859	2,151,772

Total liabilities and stockholders' equity	$6,729,834	$3,233,121

Unaudited Statements of Operations

	Nine Months Ended September 30,
	2015	2014

Revenue	$2,854,544	$381,605
Revenue from related party	972,636	1,015,386
Total revenue	3,827,180	1,396,991

Cost of revenue (including amortization of capitalized software for internal use of $179,509 and $83,920 at September 30, 2015 and 2014, respectively)	470,710	357,516
Cost of revenue with related party	1,728,963	703,379
Total cost of revenue	2,199,673	1,060,895

Expenses:
Selling, general and administrative	2,763,990	2,047,566
Marketing	170,186	95,973
Depreciation and amortization	371,718	354,861
Total operating expenses	3,305,894	2,498,400

Loss from operations	(1,678,387)	(2,162,304)

Other (income)/expense, net	(3,319)	688
Loss before income taxes	(1,675,068)	(2,162,992)

Income tax provision/(benefit)	626	(488,721)

Net Loss	$(1,675,694)	$(1,674,271)

Unaudited Statements of Stockholders' Equity

	Common Stock		Preferred Stock (Series A)		Preferred Stock (Series B)		Preferred Stock Subscription	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Deficit	Equity
Balance at December 31, 2013	42,000	$100.00	8,000	$4,000,000.00	-	$-	$-	$(174,057)	$3,826,043
Net loss	-	-	-	-	-	-	-	(1,674,271)	(1,674,271)
Balance at September 30, 2014	42,000	$100	8,000	$4,000,000	-	$-	$-	$(1,848,328)	$2,151,772

Balance at December 31, 2014	42,000	$100	8,000	$4,000,000	7,798	$6,380,382	$(2,499,632)	$(2,519,960)	$5,360,890
Collection on stock subscription	-	-	-	-	-	-	2,499,632	-	2,499,632
Stock award	-	31	-	-	-	-	-	-	31
Net loss	-	-	-	-	-	-	-	(1,675,694)	(1,675,694)
Balance at September 30, 2015	42,000	$131	8,000	$4,000,000	7,798	$6,380,382	$-	$(4,195,654)	$6,184,859

Unaudited Statements of Cash Flows

	Nine Months Ended September 30,
	2015	2014
Cash flows fom operating activities:
Net loss	$(1,675,694)	$(1,674,271)
Adjustments to reconcile net earnings to cash flows used in operating activities:
Depreciation and amortization	551,227	438,781
Deferred taxes	-	(514,179)
Changes in operating assets and liabilities:
Accounts receivable	(497,069)	(267,121)
Prepaid and other assets	(25,783)	(155,912)
Accounts payable	33,198	134,613
Accrued expenses and other current liabilities	69,587	730,881
Net cash flows used in operating activities	(1,544,534)	(1,307,208)

Cash flows from investing activities:
Purchases of property and equipment	(1,022,374)	(489,811)
Net cash flows used in investing activities	(1,022,374)	(489,811)

Cash flows from financing activities:
Collection on stock subscription	2,499,632	-
Grant of stock award	31	-
Net cash flows provided by financing activities	2,499,663	-

Net decrease in cash and cash equivalents	(67,245)	(1,797,019)
Cash and cash equivalents, beginning of period	2,334,612	2,088,406
Cash and cash equivalents, end of period	$2,267,367	$291,387

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

Autoweb, Inc. (the “Company”) was incorporated in the State of Delaware on August 29, 2013 under the name AutoWeb, Inc. The Company was formed through initial contributions from its founders and others in the lead generation industry.  Effective September 18, 2013, the Company acquired the domain name from Autobytel Inc. (“Autobytel”), a shareholder of the Company, for $1,500,000 worth of Series A Preferred stock, which was used to launch the Company into its current market.  The Company is a programmatic pay-per-click platform that provides services to advertisers in the automotive industry including car dealers and third-party websites. Advertisers (the “Customers”) create listings for their campaigns and pay for advertising on a cost-per-click (“CPC”) basis. The Company has operating offices in Miami and Detroit and back office support in Guatemala. The Customers’ advertisements appear as a search result on user-initiated queries on various web domains owned by the Company and third parties matched by category, location and demographic qualifiers.

On October 1, 2015, the Company entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel and New Horizon Acquisition Corp., wholly owned subsidiary of Autobytel (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s financial statements include all revenue, costs, assets, liabilities, and cash flows directly attributable to the Company.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent gains and losses at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of 90 days or less. The Company maintains its cash in bank deposit accounts with major financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in regards to these deposits.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

The Company’s accounts receivable are based on the number of clicks charged to the customer. The Company considers previous operating history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole in determining an allowance for doubtful accounts. The Company writes off receivables when they become uncollectible with any subsequent receipt of amounts previously written off credited to the allowance for doubtful accounts. As of September 30, 2015 and September 30, 2014 the Company did not record an allowance for doubtful accounts.

Concentration of Credit Risk

The Company’s financial instruments, which are potentially subject to concentration of credit risk, are primarily accounts receivable. For the nine months ended September 30, 2015, the Company had five customers that had accounts receivable balances in excess of 10%. Three of these customers accounted for 53% of the Company’s revenues.  For the nine months ended September 30, 2014, the Company had two customers that had accounts receivable balances in excess of 10% and the same two customers accounted for 89% of the Company’s revenues.

Concentration of Supplier Risk

The Company has three main suppliers that represent the majority of its purchases. As of the nine months ended September 30, 2015 three suppliers represented 95% of the Company’s accounts payable, and as of the nine months ended September 30, 2014 three suppliers represented 92% of the Company’s accounts payable.

Revenue Recognition

The Company sells hyperlink advertising on the Company’s and third parties’ web sites on a pay-per-click (PPC) basis. Revenue is earned each time a visitor to the Company’s or third parties’ web site clicks on a hyperlink advertisement, net of invalid clicks. Advertisers and the Company enter into contracts that include agreed upon rates. The Company recognizes revenue once the valid click is made. The Company bills their customers monthly based on the number of valid clicks multiplied by the contracted rate. In addition, the Company has entered into a contract with a related party, for use of the Company’s personnel. Revenue is recognized on this contract as the services are provided.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short term maturities of these assets and liabilities.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Furniture, Fixtures, Software and Equipment

Furniture, fixtures, software and equipment is stated at cost. Depreciation is computed using the straight- line and accelerated methods over the estimated useful lives of the assets. The estimated useful lives are as follows:

Years
Capitalized software for internal use	5
Furniture and fixtures	5
Computer equipment	5

Domain Name

Domain names may be acquired individually or as part of a portfolio for prices based on arm’s-length negotiations.  Domain purchases are recorded at acquisition cost and are amortized using the straight-line method over their estimated useful lives, which is five years.  In order to secure and maintain the rights to each domain name acquired, the Company pays registration fees which generally cover a minimum period of 12 months.  The Company records all registration fees, including the initial fee upon name transfer and subsequent renewal fees, as deferred domain registration fees and recognizes the cost over the related performance period in service costs.

Impairment of Long-Lived Assets Including Intangible Assets

FASB ASC 350, Intangibles - Goodwill and Other requires that intangible assets with finite lives be amortized over their estimated useful life and reviewed for impairment. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of our long-lived assets may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability by determining whether the carrying value of such assets will be recovered through the undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of the long-lived assets including intangible assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. There was no impairment of long-lived assets, including intangible assets for the years ended December 31, 2014 and 2013.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Capitalized Software for Internal Use

The Company incurs costs to develop software for internal use which are accounted for under ASC 350- 40, Intangibles—Goodwill and Other—Internal-Use Software. The Company expenses all costs that relate to the preliminary project and post-implementation operation phases of development as product development expense. Costs incurred in the application development phase are capitalized until the project is completed and the asset is placed in service. The Company capitalized software for internal use totaling approximately $452,000 during the nine months ended September 30, 2015 and $430,000 during the nine months ended September 30, 2014, which are recorded as a component of furniture, fixtures, software and equipment, on the balance sheet. The Company recorded $180,000 and $84,000 of amortization expense for the nine months ended September 30, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax-planning strategies varies, adjustments to the carrying value of the deferred tax assets and liabilities may be required. Valuation allowances are based on the “more likely than not” criteria of ASC 740.

The accounting for uncertain tax positions guidance under ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely- than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest and penalties on uncertain tax positions as a component of income tax expense, if applicable. The Company does not have any material uncertain tax positions; therefore, there was no impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 requires an entity to recognize revenue depicting the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 will also result in enhanced revenue related disclosures.  In July 2015, the FASB decided to defer the effective date of ASU 2014-09 by one year. As a result, this standard will be effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017. The Company has not yet determined the impact of ASU 2014-09 on its consolidated results of operations, financial condition, or cash flows.

NOTE C - FURNITURE, FIXTURES AND EQUIPMENT

At September 30, 2015 and 2014 furniture, fixtures and equipment consisted of the following:

	September 30,
	2015	2014
Furniture and fixtures	$527,230	$32,041
Project in process	79,383	10,452
Capitalized software for internal use	1,196,727	559,467
Computer equipment	198,495	93,301
	2,001,835	695,261
Less accumulated depreciation and amortization	388,775	105,902
	$1,613,060	$589,359

Depreciation and amortization for the nine months ended September 30, 2015 and 2014 were $551,227 and $438,781, respectively.

NOTE D - INTANGIBLE ASSETS

The Company acquired the domain name on September 18, 2013 from Autobytel, one of the shareholders of the Company, for 3,000 shares of Series A Preferred stock.  The Company valued the domain name at $1,500,000, which was based upon the relative fair value of the stock exchanged.  The carrying value of the domain name acquired was further increased by $773,003, for a total carrying value of $2,273,003, due to tax rules under ASC 740-10-25 for acquired temporary differences in certain purchase transactions that are not accounted for as business combinations.  The domain name is being amortized over five years.  The domain name was assessed for impairment and no losses were recorded for the nine months ended September 30, 2015 and 2014.

Amortization expense was approximately $340,950 and $340,950 for the nine months ended September 30, 2015 and 2014, respectively.  Future amortization expense as of September 30, 2015 is expected to be:

Amortization
Year ending December 31:	Expense
October-December 2015	$113,650
2016	454,601
2017	454,601
2018	340,950
$1,363,802

NOTE E - STOCKHOLDERS’ EQUITY

On February 14, 2014, the Company’s Board of Directors approved the adoption of the AutoWeb, Inc. 2014 Equity Incentive Plan (“the Plan”) and reserved 5,000 shares of common stock for grants to be issued under the plan.  Under such plan, the Company granted 640 options to five employees in January 2015 with a strike price of $229.29, and 100 stock options to two employees in May 2015 with a strike price of $229.29. The vested shares and related expense of these options as of the nine months ended September 30, 2015 and 2014 are immaterial and have not been recorded as of the nine months ended September 30, 2015 and 2014.  The Company also granted 3,140 stock awards to two employees in April 2015 with a per share fair market value of $229.29 and a per share purchase price of $0.01.  As of the nine months ended September 30, 2015 and 2014 no portion of these stock awards have vested.

On November 17, 2014, the Company issued 7,798 shares of its Series B preferred stock. The preferred stock was issued at a price of $818.21. Of the 7,798 shares issued, proceeds for 3,055 shares were not received at the date of issuance, resulting in a preferred stock subscription receivable of $2,499,632.  The preferred stock subscription receivable was collected in full in January 2015.  The holders of these shares have the right to participate in the governance of the Company through their voting rights. The Preferred B shares have a liquidation value of $818.21 and have a preference over the Company’s common stock upon liquidation or dissolution of the Company. The Preferred B shares are convertible into a fixed number of common shares in a 1:1 ratio.

NOTE F - RELATED-PARTY TRANSACTIONS

The Company has an investor, customer and vendor relationship with Autobytel. The Company’s accounts receivable balance contains approximately $266,000 and $178,000 due from Autobytel for the nine months ended September 30, 2015 and 2014, respectively, and accounts payable balance of approximately $256,000 and $174,000 owing to Autobytel for the nine months ended September 30, 2015 and 2014, respectively. In addition, the Company’s revenue includes $973,000 and $1,015,000 of revenue with Autobytel for the nine months ended September 30, 2015 and 2014, respectively, and publisher costs of $1,667,000 and $637,000 with Autobytel for the nine months ended September 30, 2015 and 2014, respectively.

In addition, the Company has made an advance, in the amount of $150,000 to a related party in Guatemala which will be settled in 2015. This related party performs certain development and related services for the Company. These services totaled $941,000 and $536,000 for the nine months ended September 30, 2015 and 2014, respectively, of which $52,000 and $66,000 was recorded in cost of revenue with related party for the nine months ended September 30, 2015 and 2014, respectively, and $889,000 and $470,000 for the nine months ended September 30, 2015 and 2014 are recorded in operating expense.

NOTE G - INCOME TAXES

On an interim basis, the Company estimates what its anticipated annual effective tax rate will be and records a quarterly income tax provision in accordance with the estimated annual rate, plus the tax effect of certain discrete items that arise during the quarter. As the fiscal year progresses, the Company refines its estimates based on actual events and financial results during the year. This process can result in significant changes to the Company's estimated effective tax rate. When this occurs, the income tax provision is adjusted during the quarter in which the estimates are refined so that the year-to-date provision reflects the estimated annual effective tax rate. These changes, along with adjustments to the Company's deferred taxes and related valuation allowance, may create fluctuations in the overall effective tax rate from quarter to quarter.

As of September 30, 2015, the Company had gross deferred tax assets in excess of deferred tax liabilities. The Company determined that it is "more likely than not" that substantially all of the deferred tax assets will not be realized and has maintained a full valuation allowance against its deferred tax assets as of September 30, 2015, September 30, 2014 and December 31, 2014. The valuation allowance relates primarily to the deferred tax assets arising from operating loss carry-forwards.

The Company’s effective tax rate for the nine months ended September 30, 2015 and 2014 differed from the U.S. federal statutory rate primarily due to the impact of changes in the valuation allowance.

As of September 30, 2015 and 2014, the Company does not have any unrecognized tax benefits related to various federal and state income tax matters.  The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

The Company is subject to U.S. federal income tax as well as income tax in multiple state tax jurisdictions.  The Company's federal and state income tax returns are open to audit under the statute of limitations for the years ended December 31, 2014 and 2013.  The Company does not anticipate material unrecognized tax benefits within the next twelve months.

NOTE H - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space in certain cities in the United States. These leases are accounted for as operating leases. Total rent expense for the nine months ended September 30, 2015 and 2014 amounted to approximately $198,000 and $79,000, respectively.

NOTE H - COMMITMENTS AND CONTINGENCIES - Continued

Future minimum lease payments under non-cancelable operating leases having initial lease terms in excess of one year as of September 30, 2015 are as follows:

Operating Leases
October – December 2015	$42,000
2016	157,000
2017	175,000
2018	117,000
2019	88,000
Thereafter	52,000

Total minimum lease payments	$631,000

Litigation

The Company is, in the routine operation of its business, subject to litigation, claims, assessments and various other legal matters. However, management is not aware of any pending or threatened litigation, claims, assessments or unasserted claims or assessments that are required to be accrued or disclosed in the financial statements.

NOTE I - SUBSEQUENT EVENTS

On October 1, 2015, the Company entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel and New Horizon Acquisition Corp., wholly owned subsidiary of Autobytel (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel.